[EDWARDS, SAUER & OWENS, P.C. LETTERHEAD]










                     CONSENT OF EDWARDS, SAUER & OWENS, P.C.



         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of FedFirst Financial Corporation of our report dated December 1, 2004, relating to the consolidated financial statements, which appears in the Registration Statement on Form SB-2 (No. 333-121405), and which is incorporated herein.


/s/ Edwards, Sauer & Owens, P.C.



Pittsburgh, Pennsylvania
April 15, 2005